UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2005

ENTRÉE GOLD INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

000-50982

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 1201 - 1166 Alberni Street, Vancouver, BC V6E 3Z3

(Address of principal executive offices and Zip Code)

604.687.4777

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On July 7, 2005, we issued 6,306,921 units at a price of CDN$2.20 per unit, to Kennecott Canada Exploration Inc. in the private placement that we originally announced in our Form 8-K filed on June 22, 2005.

In addition, we issued 1,235,489 units to Ivanhoe Mines Ltd., which exercised in full the pre-emptive right held by it pursuant to the terms of the Equity Participation and Earn-in Agreement between Ivanhoe Mines and our company.

In addition, Ivanhoe Mines exercised previously issued share purchase warrants and acquired an additional 4.6 million of our common shares. Ivanhoe Mines Ltd. now holds 10,435,489 of our shares, representing approximately 16% of our issued and outstanding shares.

We are obligated to pay a cash finder’s fee of approximately CDN$555,000 to Immoalp s.a., represented by Eborn & Associates International.

All of these securities were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions and we relied on the exemption from registration provided for in Regulation S, promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated July 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRÉE GOLD INC.

/s/ James Harris

By: James Harris

Director

Date: July 8, 2005